UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report:   April 25, 2006

QUIXOTE CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number  0-7903

DELAWARE	36-2675371
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

35 EAST WACKER DRIVE, CHICAGO, ILLINOIS	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (312) 467-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR   240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On April 26, 2006, the Registrant issued a press release announcing its financial results for its third quarter of fiscal 2006 ended March 31, 2006 and a restructuring plan as described in Item 2.05 below. The full text of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.

In a conference call discussing the press release, management disclosed certain information which may be considered important to certain shareholders.  Sales for the Inform segment for the third quarter increased 10% to $18.2 million from $16.5 million.  Sales for the Protect and Direct segment for the third quarter of fiscal 2006 increased 4% to $19.2 million from $18.4 million.  The Company’s gross margin for the current third quarter was 29.5% compared to 34.4%, primarily due to lower gross margins in the Protect and Direct segment due to unfavorable sales mix and increased freight costs.  Sales for the Inform segment for the first nine months of fiscal 2006 increased 12% to $60.6 million from $54.3 million last year.  Sales for the Company’s Protect and Direct segment increased 6% to $55.4 million from $52.1 million last year.  Backlog as of March 31, 2006 increased $5.4 million to $30 million, compared to $24.6 million as of March 31, 2005.  Backlog for the Protect and Direct segment increased $3.3 million, or 37%.  For the Inform segment, backlog increased $2 million, or 13%.  Within the Inform segment, the Intersection Control backlog decreased $1 million, or 8%.  In addition, outstanding debt as of December 31, 2005 includes $13.5 million in revolving bank borrowings and there was approximately $8 million in additional borrowing capacity under the revolving credit facility.

A conference call discussing the press release was recorded and is available for replay through Thursday, May 4, 2006 at 12AM. To access the replay, please call (706) 645-9291 and enter passcode 8222211; the recorded web cast will also be available at “www.quixotecorp.com”.

Item 2.05  Costs Associated with Exit or Disposal Activities.

On April 25, 2006, our Board of Directors approved a restructuring plan for our Intersection Control business, comprised of U.S. Traffic Corporation and Peek Traffic Corporation. The plan was proposed by management and developed with the assistance of an outside consultant in order to improve the profitability of that business.

Under the restructuring plan, we will discontinue certain low-margin and non-core product lines manufactured in our U.S. Traffic Corporation (USTC) leased facilities located in Tecate, Mexico and Santa Fe Springs, California. These product lines include portable and permanent variable message signs, tunnel lighting, illuminated street signs and in-ground loop detectors. We will attempt to sell the assets associated with these discontinued product lines.

Additionally, we plan to adopt an outsourcing strategy for metal enclosures and electronic boards for the remaining intersection control family of products, including traffic controllers, traffic signals and pedestrian signals. Once substantial outsourcing is accomplished, the Tecate, Mexico and Santa Fe Springs, California facilities will be closed and the remaining core products will be relocated to our Palmetto, Florida and Bedford, Pennsylvania (Peek Traffic Corporation) facilities. The Company will continue the activities of assembly, software installation, and system testing of intersection control products following the model used by Peek Traffic. We expect the plan will result in annualized cost savings of approximately $6 to $7 million. We expect the plan will result in profitability for the Intersection Control business with annualized cost savings of approximately $6 to $7 million.  After the sale and discontinuation of product lines, annualized revenues for the Intersection Control business are estimated to be approximately $38 million from $52 million for the year ended June 30, 2005.

In connection with the restructuring plan, we expect to record cash and non-cash charges. The cash portion of the plan is currently estimated to be between $7 to $9 million consisting principally of $3 million in severance costs and $3 million in lease obligations over the next two years. Implementation of the plan is expected to take between 6 to 9 months to complete, and we expect most of the restructuring charges to be incurred before the end of our fiscal 2007 second quarter. We are currently analyzing the non-cash charges and cannot reasonably estimate the amount of those charges at this time. We will disclose the estimates after we make a determination of such estimates.

Item 2.06.  Material Impairments

In connection with the restructuring plan, we may record certain non-cash charges to adjust the book value of the assets to be discontinued or sold. We may also record a goodwill impairment charge in connection with our impairment review conducted during the fourth quarter. We are currently analyzing the non-cash charges and cannot reasonably estimate the amount at this time. We will disclose the estimates after we make a determination of such estimates.

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements regarding the Registrant’s expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not historical facts. Actual results may differ materially from those expressed or implied by the forward-looking statements contained in this report. Forward-looking statements are subject to numerous risks, uncertainties and assumptions about the Registrant and its business. These risks and uncertainties are discussed in the Registrant’s annual report on Form 10-K for the year ended June 30, 2005 and subsequent quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Registrant does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For those statements, the Registrant claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01   Financial Statements and Exhibits.

The following Exhibits are included herein:

(d)           Exhibits

99            Press Release issued by Quixote Corporation, dated April 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIXOTE CORPORATION

DATE:	April 27, 2006	/s/ Daniel P. Gorey
DANIEL P. GOREY
Vice President, Chief Financial
Officer and Treasurer
(Chief Financial & Accounting
Officer)